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                                                                    EXHIBIT 23.5

                                     CONSENT
                            OF ALLEN ALLEN & HEMSLEY



         We hereby consent to the references in this Registration Statement on Form F-1 (Registration No. 333-63649) to our opinion with respect to the doctrine of "successor liability" under Australian law and hereby further consent to the references to our firm in connection with such opinion.



Date:  September 30, 1998                            /s/ Allen Allen & Hemsley
                                                     -------------------------
                                                     ALLEN ALLEN & HEMSLEY